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                                                                     Exhibit 5.1


                              COHEN & GRIGSBY, P.C.
                                ATTORNEYS AT LAW

                                11 STANWIX STREET
                                   15TH FLOOR
                       PITTSBURGH, PENNSYLVANIA 15222-1319
                                      ----
                            TELEPHONE (412) 297-4900
                               FAX (412) 209-0672

                                  June 28, 2002

NOMOS Corporation
2591 Wexford Bayne Road
Sewickley, PA 15143

         RE:  REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-87158)

Ladies and Gentlemen:

         We have acted as counsel to NOMOS Corporation (the "COMPANY") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1, File No. 333-87158, as such may be amended from time to time (the "REGISTRATION STATEMENT") pursuant to the Securities Act of 1933, as amended (the "ACT"), for registration under the Act of the Company's common stock, $0.0001 par value (the "SHARES"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

         We have examined the proceedings taken and we are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

         It is our opinion that, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.

                                                     Very truly yours,

                                                     /s/ Cohen & Grigsby, P.C.

                                                     COHEN & GRIGSBY, P.C.